VERBAL LOAN AGREEMENT

This Verbal Loan Agreement is entered into on June 15, 2018 (the “Effective Date”), by and between Michal Wisniewski (the “Lender”) and Transuite.Org Inc. (the “Borrower”), collectively “the Parties.”

TERMS OF REPAYMENT

1 Loan Amount

The Lender agrees to lend a total of $50, 000 payable in applicable installments over the Term (“The Loan”).

2 Interest Rate

Both Parties agree upon an interest rate of 0%.

3 Term

The Loan Term is 5 years.

“LENDER”

By: /s/ Michal Wisniewski

Date: June 15, 2018

“BORROWER”

By: /s/ Michal Wisniewski

Date: June 15, 2018